Exhibit 99.1
Press Release

Keysight Announces CFO Succession

Jason Kary, President, Electronic Industrial Solutions Group, to succeed Neil Dougherty as CFO

November 2, 2026

SANTA ROSA, Calif. – Keysight Technologies, Inc. (NYSE: KEYS) today announced that Jason Kary has been appointed the company’s next Chief Financial Officer, effective December 18, 2026, as part of a planned succession. Kary, currently Senior Vice President and President, Electronic Industrial Solutions Group, will succeed Neil Dougherty, who has served as CFO for the last 13 years and been with the company for 30 years. Dougherty will remain with Keysight in an advisory capacity for fiscal 2027 to support a smooth transition.

“Jason’s appointment reflects the strength of our leadership team and track record of developing talent through diverse leadership experiences,” said Satish Dhanasekaran, Keysight’s President and Chief Executive Officer. “Jason has played an important role in Keysight’s growth and value creation. He brings a distinctive combination of financial expertise, strategic perspective, and operational leadership, along with a deep understanding of our customers and business."

“I am honored to step into the role of Keysight’s CFO at such an exciting time in our company’s history,” said Kary. “Keysight is uniquely positioned to help customers solve increasingly complex engineering challenges and accelerate innovation across the markets we serve. I look forward to partnering with Satish and the leadership team to execute our strategy with financial discipline, invest in our long-term growth opportunities, and create sustainable value for our customers and shareholders.”

Following Kary’s appointment, the Electronic Industrial Solutions Group will report to Kailash Narayanan, Senior Vice President and President, Communications Solutions Group, while remaining a separately reported financial segment.

“I want to thank Neil for his exceptional contributions to Keysight since our spin,” Dhanasekaran added. “He has helped build a strong financial model and organization that has supported Keysight’s leadership and transformation. We appreciate his continued support in ensuring a smooth transition.”

“It has been a privilege to serve as Keysight’s Chief Financial Officer for 13 years,” said Dougherty. “I’m proud of what we have accomplished together and grateful for the many talented colleagues I have had the opportunity to work alongside. Keysight has an exceptional team, a strong culture, and an exciting future ahead. I look forward to supporting Jason through the transition and to the company’s continued success.”

Q4 FY2026 Financial Results
Keysight is not updating its previously provided outlook for the fourth fiscal quarter of 2026. Demand across Keysight’s end markets remains strong and the company continues to execute well. Keysight will share its financial results for the fourth fiscal quarter ended October 31, 2026, on Thursday, November 19, as scheduled.
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About Jason Kary
Kary was most recently Senior Vice President and President of Keysight’s Electronic Industrial Solutions Group, serving the automotive, energy, general electronics, manufacturing, education, and semiconductor industries. Previously, as Vice President, Treasurer and Head of Investor Relations from 2014 to 2024, he was responsible for the company’s capital structure, cash, investments, foreign exchange, pension, insurance, and financing, and he led Keysight’s investor relations function from the company’s formation, becoming a trusted voice for its strategy with the financial community. Kary brings three decades of finance and business leadership experience. He joined HP in 1996 and held finance roles of increasing responsibility through the company’s evolution into Agilent and Keysight, including as Group Chief Financial Officer for Agilent’s $1.6 billion Life Sciences Group. He holds an MBA from Carnegie Mellon University and a bachelor’s degree from the University of Illinois, Urbana-Champaign.

Forward-Looking Statements
This communication contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The words “expect,” “intend,” “will,” “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions of Keysight’s management and on currently available information. Due to such uncertainties and risks, no assurances can be given that such expectations or assumptions will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement.

About Keysight Technologies
Keysight (NYSE: KEYS) serves technology innovators as a mission-critical design enablement partner for the world’s most complex engineering challenges. By connecting market-leading design, emulation, and test solutions across the full lifecycle, Keysight helps engineering teams accelerate innovation, reduce risk, and bring new technologies to market faster. Customers across AI infrastructure, communications, industrial automation, aerospace and defense, automotive, semiconductor, and general electronics rely on Keysight to bridge virtual design and physical reality, enabling confident decisions earlier. Learn more at www.keysight.com.

Source: IR-KEYS

Keysight Media Contacts

Investor Contact
Liz Morali
+1 707-577-2880
liz.morali@keysight.com

Media Contact
Mark Price
+44 1803 546317
mark.price@keysight.com

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